UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 28, 2013, Cytori Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford”), as collateral agent and as a lender, and Silicon Valley Bank as lender (together with Oxford, the “Lenders”), pursuant to which the Lenders agreed to make term loans (collectively, the “Term Loans”) to the Company in an aggregate principal amount of $27.0 million, subject to the terms and conditions set forth in the Loan Agreement (the “Loan Facility”).  In connection with securing the Loan Facility, the Company prepaid all outstanding amounts under its Amended and Restated Loan and Security Agreement, dated as of June 11, 2010, as amended from time to time (the “Prior Loan Agreement”), with General Electric Capital Corporation (the “Prior Agent”) and the lenders party thereto (collectively, the “Prior Lenders”), as more fully described in Item 1.02 of this current report on Form 8-K.

The aggregate principal amount of the Term Loans was made available to the Company on June 28, 2013. The Term Loans accrue interest at a fixed rate of 9.75% per annum.  The Company is required to make interest-only payments through July 1, 2014, and starting on August 1, 2014 (the “Amortization Commencement Date”), the Company is required to make payments of principal and accrued interest in equal monthly installments sufficient to amortize the Term Loans through July 1, 2017, the maturity date.  However, if the Company achieves a specified revenue threshold for the period of 12 months ending June 30, 2014, the Amortization Commencement Date will be deferred, and the interest-only period extended, to February 1, 2015. All unpaid principal and accrued and unpaid interest with respect to the Term Loans is due and payable in full on July 1, 2017.

As security for its obligations under the Loan Agreement, the Company granted a security interest in substantially all of its existing and after-acquired assets, including its intellectual property assets, subject to certain exceptions set forth in the Loan Agreement.

The Company is obligated to pay customary lender fees and expenses, including customary facility fees, for a credit facility of this size and type in the aggregate amount of approximately $0.3 million.  At maturity of the Term Loans, or earlier repayment in full following voluntary prepayment or upon acceleration, the Company is required to make additional payments in an aggregate amount equal to $1,620,000 (the “Terminal Payments”).

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, a minimum liquidity requirement and limits or restrictions on the Company’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. In addition, it contains customary events of default that entitle the Lenders to cause any or all of the Company’s indebtedness under the Loan Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include, among other things, non-payment defaults, covenant defaults, a material adverse change in the Company, bankruptcy and insolvency defaults and material judgment defaults. The Company may voluntarily prepay the Term Loans in full, but not in part, and any voluntary or mandatory prepayment is subject to applicable prepayment premiums. The Company will also be required to pay the Terminal Payments in connection with any voluntary or mandatory prepayment.

The proceeds of the Term Loans, after payment of Lender fees and expenses and all outstanding amounts under the Prior Loan Agreement, are approximately $7.8 million. The net proceeds will be used for working capital, capital expenditures and other general corporate purposes.

On June 28, 2013, pursuant to the terms and conditions of the Loan Agreement, the Company issued to the Lenders warrants to purchase an aggregate of up to 596,553 shares of the Company’s common stock at an exercise price equal to $2.26 per share (the “Warrants”). The Warrants are immediately exercisable for cash or by net exercise and will expire seven years after their issuance, which is June 28, 2020.

The foregoing descriptions of the Loan Agreement, the Term Loans and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and the Warrants, copies of which the Company intends to file as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013.  A copy of the press release announcing the Loan Facility is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Prior Loan Agreement

On June 28, 2013, the Company prepaid all outstanding amounts under the Prior Loan Agreement, at which time the Company’s obligations under the Prior Loan Agreement immediately terminated. The Company paid to the Prior Agent and the Prior Lenders approximately $18.9 million, consisting of the then outstanding principal balance due of approximately $17.3 million, accrued but unpaid interest of approximately $0.1 million, a final payment fee (net of fees waived or refunded by the Lenders under the new Loan Facility) of approximately $1.1 million, a prepayment fee (net of fees waived or refunded by the Lenders under the new Loan Facility) of approximately $0.3 million and other customary lender fees and expenses.  In connection with the termination, the Prior Lenders agreed to release their security interests in all collateral under the Prior Loan Agreement and the Company agreed to provide a general release of all known and unknown claims related to the Prior Loan Agreement in favor of the Lenders and the Prior Agent.

The material terms of the Prior Loan Agreement were previously disclosed in the Company’s current report on Form 8-K, which was filed with the Securities and Exchange Commission on June 17, 2010 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of the Warrants is incorporated by reference into this Item 3.02.

The offer and sale of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were offered and sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1                      Press release dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: July 1, 2013	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1                      Press release dated July 1, 2013.